PRELIMINARY COPY -- TO BE FILED WITH THE SECURITIES
                           AND EXCHANGE COMMISSION

                           SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant
Filed by a party other than the Registrant

Check the appropriate box:

[X  ]       Preliminary Proxy Statement
[   ]       Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
[   ]       Definitive Proxy Statement
[   ]       Definitive Additional Materials
[   ]       Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       INVESCO GLOBAL HEALTH SCIENCES FUND

Payment of Filing Fee (Check the appropriate box):

[   ]       No fee required
[   ]       $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
            or Item 22(a)(2) of Schedule 14A
[   ]       Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and
            0-11.

            1.   Title of each class of securities to which transaction applies:
                 ------------------------------------------------------------

            2.   Aggregate number of securities to which transaction applies:
                 -------------------------------------------------------------

            3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 -------------------------------------------------------------

            4.   Proposed maximum aggregate value of transaction:
                 -------------------------------------------------------------

            5.   Total fee paid:
                 -------------------------------------------------------------

[   ]       Fee paid previously by written preliminary materials.
[   ]       Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offset-ting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1.    Amount Previously Paid:
                  ----------------------------------------
            2.    Form Schedule or Registration Statement No.
                  ----------------------------------------
            3.    Filing Party:
                  ----------------------------------------
            4.    Date Filed:
                  ----------------------------------------

Preliminary Copy -- To Be Filed With the Securities and Exchange Commission


                                           INVESCO GLOBAL HEALTH SCIENCES FUND
                                                            ____________, 1998
-------------------------------------------------------------------------------



Dear INVESCO Global Health Sciences Fund Shareholder:

We are pleased to enclose the Proxy Statement for the _________, 1998 annual shareholders' meeting of your Fund. Please take the time to read the accompanying Proxy Statement and cast your vote, since the matters we are submitting for your consideration are important to the Fund and to you as a shareholder. Your vote is important.

We are requesting action on the following proposals:

      1. ELECTION OF ONE TRUSTEE: Fund management proposes that Larry Soll, Ph.D. be reelected as a Class B trustee.

      2. RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE LLP AS THE FUND'S INDEPENDENT ACCOUNTANTS: Fund management proposes that Price Waterhouse LLP continue to be retained as the Fund's independent accountants.

      3.    Two shareholder proposals.

We would direct your particular attention to the proposals that two shareholders of the Fund asked be included in this Proxy Statement. You will note that the Fund's Board of Trustees strongly OPPOSES both of these proposals, and urges Fund shareholders to vote AGAINST both of them. We appreciate your thoughtful consideration of these matters and ask that you vote promptly. If we do not receive sufficient votes to approve these proposals, it may necessitate a further mailing or a telephone canvass. Thank you.

Sincerely,


Dan J. Hesser
President
INVESCO Global Health Sciences Fund

Preliminary Copy -- To Be Filed With the Securities and Exchange Commission


                       INVESCO GLOBAL HEALTH SCIENCES FUND
                             7800 East Union Avenue
                             Denver, Colorado 80237

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON ________, 1998


-------------------------------------------------------------------------------

      Notice is hereby given that an annual meeting of shareholders (the "Meeting") of INVESCO Global Health Sciences Fund (the "Fund") will be held at the offices of the Fund, 7800 East Union Avenue, Denver, Colorado 80237 on ____________, 1998, at ___________, Mountain Time, for the following purposes:

1. To elect one trustee to serve as a Class B trustee of the Fund until the annual meeting of shareholders in 2001 and until his successors are elected and qualified;

2. To ratify or reject the selection by the Fund's trustees of Price Waterhouse LLP as independent accountants of the Fund for the fiscal year ending October 31, 1998; and

3.    To vote upon two shareholder proposals; and

4. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

      The trustees of the Fund have fixed the close of business on ____________, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment(s) thereof.

      A complete list of shareholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any shareholder of the Fund for any purpose germane to the Meeting during ordinary business hours at the offices of the Fund, 7800 East Union Avenue, Denver, Colorado 80237. A copy of this list also will be available at the Meeting.

      You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the trustees of the Fund.

                                    IMPORTANT

      Please mark, sign, date and return the enclosed proxy in the accompanying envelope as soon as possible in order to ensure a full representation at the Meeting. The Meeting will have to be adjourned without conducting any business if less than a majority of the eligible shares is represented, and the Fund, at shareholders' expense, will have to continue to solicit votes until a quorum is obtained. The Meeting also may be adjourned, if necessary, to continue to solicit votes if less than the required shareholder vote has been obtained to elect the trustee and ratify the selection of the Fund's accountants. Your vote, then, could be critical in allowing the Fund to hold the Meeting as scheduled. By marking, signing, and promptly returning the enclosed proxy, you may eliminate the need for additional solicitation. Your cooperation will be appreciated.

                                   By Order of the Trustees,



                                   Glen A. Payne
                                   Secretary


Denver, Colorado
Dated: ___________, 1998

                       INVESCO GLOBAL HEALTH SCIENCES FUND
                             7800 East Union Avenue
                             Denver, Colorado 80237

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ___________, 1998

                                  INTRODUCTION

       The enclosed proxy is being solicited by the trustees of INVESCO Global Health Sciences Fund (the "Fund"), for use in connection with the annual meeting of shareholders (the "Meeting") to be held at _________, Mountain Time, on Wednesday, ________, 1998, at the offices of the Fund, 7800 East Union Avenue, Denver, Colorado 80237, and at any adjournment thereof for the purposes set forth in the foregoing notice. AN ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS FOR THE FUND FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 AND A SEMIANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS FOR THE FUND FOR THE PERIOD ENDED APRIL 30, 1998, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST BY CALLING 800-528-8765 OR WRITING THE FUND AT P.O. BOX 173711, DENVER, CO 80217-3711. The approximate mailing date of proxies and this Proxy Statement is ________, 1998.

       If the enclosed proxy is duly executed and returned in time to be voted at the Meeting, and not subsequently revoked, all shares represented by the proxy will be voted in accordance with the instructions marked thereon. If no instructions are given, such shares will be voted FOR the nominee for trustee hereinafter listed and FOR the proposal set forth in Item 2 below and AGAINST the proposals set forth in Item 3 below. A majority of the shares of the Fund entitled to vote, represented in person or by proxy, shall constitute a quorum at the Meeting. If a quorum is present, the affirmative vote of a plurality (i.e., the largest number of shares voted at the Meeting for a trustee nominee) of the shares represented at the Meeting and entitled to vote shall determine Items 2 and 3B and a majority, as defined in the Investment Company Act of 1940 (i.e., 67% or more of the shares represented at the Meeting or 50% of the outstanding shares), of the shares represented at the Meeting and entitled to vote shall determine Item 3A.

       Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting. An abstention on a particular vote by a shareholder, either by proxy or by vote in person at the Meeting, has the same effect as a negative vote, because in order to be approved, the proposals require the affirmative vote of a majority of the shares represented at the Meeting (including abstaining shares). Shares held by a broker or other fiduciary as record owner for the account of the beneficial owner are counted toward the required quorum if the beneficial owner has executed and timely delivered the necessary proxy, or if the broker or other fiduciary votes the shares pursuant to applicable stock exchange rules granting the broker or fiduciary the discretion to vote the beneficial owner's shares on one or more of the issues before the Meeting. Where the broker or fiduciary has no discretion to vote the shares as to one or more issues before the Meeting, and does not receive a proxy from the beneficial owner, the shares will not be voted on such issues, and will not count for or against such issues.

       Execution of the enclosed proxy will not affect a shareholder's right to attend the Meeting and vote in person, and a shareholder giving a proxy has the power to revoke it (by written notice to the Fund at Post Office Box 173711, Denver, Colorado 80217-3711, execution of a subsequent proxy, or oral revocation at the Meeting) at any time before it is exercised.

       Shareholders of record of the Fund at the close of business on ______________, 1998 (the "Record Date"), are entitled to vote at the Meeting, including any adjournment thereof, and are entitled to one vote for each share, and corresponding fractional votes for fractional shares, on each matter to be acted upon at the Meeting. On the Record Date, __________ shares of the Fund's shares of beneficial interest, $.01 par value per share, were outstanding.

       There were no persons known to own beneficially 5% or more of the outstanding shares of the Fund on the Record Date. As of such date, the trustees and officers of the Fund, as a group, beneficially owned less than one percent of the outstanding shares of the Fund.

       In addition to the solicitation of proxies by use of the mail, proxies may be solicited by officers of the Fund, by officers and employees of INVESCO Funds Group, Inc. ("IFG"), the investment adviser and transfer agent of the Fund, and by officers and employees of INVESCO Distributors, Inc. ("IDI"), the distributor of the Fund, personally or by telephone or telegraph, without special compensation. IFG and IDI are referred to collectively as "INVESCO." In addition, Shareholder Communications Corporation ("SCC") has been retained to assist in the solicitation of proxies.

       As the meeting date approaches, certain shareholders whose votes the Fund has not yet received may receive telephone calls from representatives of SCC requesting that they authorize SCC, by telephonic or electronically transmitted instructions, to execute proxy cards on their behalf. Telephone authorizations will be recorded in accordance with the procedures set forth below. INVESCO believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined.

       SCC has received an opinion of Massachusetts counsel that addresses the validity, under the applicable laws of the Commonwealth of Massachusetts, of authorization given orally to execute a proxy. The opinion given by Massachusetts counsel concludes that a Massachusetts court would find that there is no Massachusetts law or public policy against the acceptance of proxies signed by an orally authorized agent, provided it adheres to the procedures set forth below.

      In all cases where a telephonic proxy is solicited, the SCC representative is required to ask the shareholder for such shareholder's full name, address, Social Security or employer identification number, title (if the person giving the proxy is authorized to act on behalf of an entity, such as a corporation), and the number of shares owned, and to confirm that the shareholder has received the Proxy Statement in the mail. If the information solicited agrees with the information provided to SCC by the Fund, the SCC representative has the responsibility to explain the voting process, read the proposals listed on the proxy card, and ask for the shareholder's instructions on the proposal. Although he or she is permitted to answer questions about the process, the SCC representative is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. SCC will record the shareholder's instructions on the card. Within 72 hours, SCC will send the shareholder a letter or mailgram confirming the shareholder's vote and asking the shareholder to call SCC immediately if the shareholder's instructions are not correctly reflected in the confirmation.

       If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, such shareholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Any proxy given by a shareholder, whether in writing or by telephone, is revocable. A shareholder may revoke the accompanying proxy or a proxy given telephonically at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

       ALL COSTS OF PRINTING AND MAILING PROXY MATERIALS AND THE COSTS AND EXPENSES OF HOLDING THE MEETING AND SOLICITING PROXIES, INCLUDING ANY AMOUNT PAID TO SCC, WILL BE PAID BY THE FUND.

       The trustees may seek one or more adjournments of the Meeting to solicit additional shareholders, if necessary, to obtain a quorum for the Meeting, or to obtain the required shareholder vote to elect the trustee and approve or dis-approve, as the case may be, the proposals set forth in Items 2, 3A and 3B.
An adjournment would require the affirmative vote of the holders of a majority of the shares present at the Meeting (or an adjournment thereof) in person or by proxy and entitled to vote. If adjournment is proposed in order to obtain the required shareholder vote on a particular Item, the persons named as proxies will vote in favor of adjournment those shares which they are entitled to vote in favor of the Item, and will vote against adjournment those shares required to be voted against the Item. A shareholder vote may be taken on one or more of the Items discussed herein prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

ITEM 1:  ELECTION OF TRUSTEES OF THE FUND

     The Fund currently has four trustees, divided into three classes, with one trustee in Class A, one trustee in Class B and two trustees in Class C. Class A trustees' terms will expire at the annual meeting to be held in 1999; Class B trustees' terms will expire at the annual meeting of shareholders to be held on _______, 1998; and Class C trustees' terms will expire at the annual meeting of shareholders to be held in 2000.

     At the Meeting, the Class B trustee is to be elected to hold office until the 2001 annual meeting of shareholders and until his successors are elected and qualified. The nominee, Larry Soll, Ph.D. has consented to serve, if reelected, and no circumstances now known will prevent him from serving. If the nominee should be unable to serve, the proxy will be voted for a substitute nominee proposed by the present trustees.

     THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE FUND'S SHAREHOLDERS VOTE TO REELECT DR. SOLL AS A TRUSTEE OF THE FUND.

     Information concerning the trustees of the Fund is set forth below.


                                                                             No. of Fund
                                                                             Shares
                                                                             Beneficially
                                                                             Owned Di-
                                                                             rectly or
                             Principal Occupation                            Indirectly
                             During Past Five Years         Trustee          on __________
Name and Address             and Other Affiliations*        Since            1998+

CLASS A
Fred A. Deering*#            Vice Chairman of the           1992             _______
Security Life Center         Board of the INVESCO
1290 Broadway                Funds and INVESCO
Denver, CO  80203            Treasurer's Series Trust;
                             Formerly, Chairman of the
                             Executive Committee and
                             Chairman of the Board of
                             Directors of Security
                             Life of Denver Insurance
                             Company, Denver,
                             Colorado; Director of ING
                             America Life Insurance
                             Company. Age 70.

CLASS B

Larry Soll, Ph.D.#           Retired.  Formerly,            1991            __________
345 Poorman Road             Chairman of the Board
Boulder, CO 80302            (1987 to 1994), Chief
                             Executive Officer (1982
                             to 1989; 1993 to 1994)
                             and President (1982 to
                             1989) of Synergen Corp.
                             (a biotechnology
                             company), Boulder,
                             Colorado.  Director of
                             Synergen since its
                             incorporation in 1982.
                             Director of ISIS
                             Pharmaceuticals, Inc. Age
                             55.

Class C

Hubert L. Harris, Jr.*++     Chairman and Trustee of        ____             __________
1315 Peachtree Street, NE    the Fund.  Director of the
Atlanta, GA 30309            INVESCO Funds; Chairman
                             of the Board and Chief
                             Executive Officer of
                             INVESCO Services, Inc.;
                             Chief Executive Officer
                             of INVESCO Individual
                             Services Group; Director
                             of IFG and IDI; Trustee
                             of Treasurer's Series
                             Trust; and member of the
                             Executive Committee of
                             the Alumni Board of
                             Trustees of Georgia
                             Institute of Technology.
                             Age 54.


John W. McIntyre#            Retired.  Formerly, Vice       1991             __________
7 Piedmont Center,           Chairman of the Board of
Suite 100                    Directors of The Citizens
Atlanta, GA  30305           and Southern Corporation
                             and Chairman of the Board
                             and Chief Executive
                             Officer of The Citizens
                             and Southern Georgia
                             Corp. and Citizens and
                             Southern National Bank.
                             Director of the INVESCO
                             Funds and Golden Poultry
                             Co. Inc.  Trustee of
                             INVESCO Treasurer's
                             Series Trust and Gables
                             Residential Trust.  Age
                             67.


All trustees and
executive officers as a
group                                                                   --------

     * As used in this Proxy Statement, the term "INVESCO Funds" refers to the 14 mutual funds, consisting of 48 separate portfolios, managed by IFG and distributed by IDI.

     # Member of the audit committee.

     + As interpreted by the Securities and Exchange Commission, a security is beneficially owned by a person if that person has or shares voting power or investment power with respect to the security. The persons listed have sole voting and investment power with respect to their respective Fund shares.

     ++ Because of his affiliation with IFG, the Fund's investment adviser, or companies affiliated with IFG, this individual is deemed to be an "interested person" of the Fund as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     The only committee of the trustees is the audit committee. The Fund does not have a compensation committee or a nominating committee. The audit committee, consisting of the three independent trustees, meets periodically with the Fund's independent accountants and the executive officers of the Fund. This committee reviews the accounting principles being applied by the Fund in financial reporting, the scope and adequacy of internal controls, the scope of the audit and non-audit assignments of the independent accountants, and the related fees. All of the recommendations of the audit committee are reported to the trustees. During the year ended October 31, 1997, the trustees met ____ times and the audit committee met ____ times. [With the exception of ___________, who missed one trustee meeting and an audit committee meeting held on the same day,] each trustee attended seventy-five percent or more of the total meetings of the trustees and the committees of the trustees on which he served that were held during the year.

Trustee Compensation

     The following table sets forth, for the fiscal year ended October 31, 1997, the compensation paid by the Fund to its independent trustees for services rendered in their capacities as trustees of the Fund. In addition, the following table sets forth the total compensation paid by the Fund, the INVESCO Funds and INVESCO Treasurer's Series Trust (collectively, the "INVESCO Complex") (__ funds in total) to these trustees for services rendered in their capacities as directors or trustees during the year ended December 31, 1997.

                              Aggregate               Total Compensa-
                              Compensa-               tion From INVESCO
Name of                       tion From               Complex Paid To
Person                        Fund                    Trustees

Fred A. Deering                 $16,500                      $113,350

John W. McIntyre                 16,500                       104,000

Larry Soll, Ph.D.                23,500                        78,000

Total                           $56,500                      $295,350

% of Net Assets                0.0107%1                      0.0017%2

      1Total as a percentage of the Fund's net assets as of October 31, 1997.

      2Total as a percentage of the net assets of the INVESCO Complex as of December 31, 1997.

      The trustees who are not "interested person" of the Fund and of the other funds in the INVESCO Complex, establish their own compensation from the Fund and such other funds and are not paid by INVESCO or any affiliated company. Mr. Harris, as an "interested person" of the Fund and of the other funds in the INVESCO Complex, receives compensation as an officer or employee of INVESCO or its affiliated companies, and does not receive any trustee's fees or other compensation from the Fund or the other funds in the InVESCO Complex for his service as director or trustee.

      The Fund has no stock option or pension or retirement plans for management or other personnel, and pays no compensation to any of its officers.

     The Fund's officers and trustees, persons who are beneficial owners of more than 10% of the Fund's shares, and certain persons affiliated with IFG are required to file reports of their holdings and transactions in the Fund's shares with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, and to furnish the Fund with copies of those reports. Based solely upon its review of the copies it has received and upon written representations it has obtained from these persons, the Fund believes that during the fiscal year ended October 31, 1997, these persons have complied with all such filing requirements.

Information Concerning INVESCO

      Dan J. Hesser,  president (since 1996) and chief operating  officer (since
1997) of the Fund, is chairman of IFG and IDI and formerly, president and chief executive officer (1997-1998) of IDI, president and chief executive officer (1992-1998), executive vice president (1976-1998) and treasurer (1976-1988) of IFG and president (1997-1998), director (1983-1998), executive vice president (1984-1991), senior trust officer (1983-1991) vice president (1983-1984) and treasurer (1976-1988) of INSTITUTIONAL Trust Company (formerly INVESCO Trust Company) ("ITC"). Other officers of the Fund who are also officers of IFG are:
John Schroer, 32 years of age, vice president and portfolio manager (since 1996) of the Fund and vice president (since 1998) and portfolio manager (since 1993) of IFG (formerly, senior vice president (1996-1998), vice president (1995-1996) and portfolio manager (1992-1998) of ITC, senior vice president (1992-1998) of ITC, assistant vice president of Trust Company of the West, 1990- 1993); Ronald
L. Grooms, 51 years of age, treasurer and principal financial and accounting officer of the Fund since 1991, senior vice president and treasurer of IFG and IDI; and Glen A Payne, 50 years of age, secretary of the Fund since 1991 and senior vice president, general counsel and secretary of IFG and IDI. The address of the foregoing officers and directors of INVESCO is 7800 East Union Avenue, Denver, Colorado 80237.

      The Fund's current and certain former trustees, as well as its Advisor and various affiliates of the Advisor, are defendants in a suit brought by Advantage Partners, L.P. in the U.S. District Court for the District of Colorado (Civil Action No. 96-D-2824). The plaintiff, who has sued on behalf of both the Fund and all of its shareholders on the ex-dividend date of the Fund's 1996 capital gains distribution, challenges the manner in which the 1996 capital gains distribution was made. Counsel for the defendants and plaintiff have reached a settlement agreement in principal. The settlement is due to be submitted to the Court for preliminary approval on July 17, 1998, subject to change. The Fund will have no financial obligation under the settlement.

ITEM 2:     RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT
            ACCOUNTANTS

      The trustees who are not "interested persons" of the Fund, as defined in the 1940 Act, have selected Price Waterhouse LLP to continue to serve as independent accountants of the Fund for the year ending October 31, 1998, subject to ratification by the Fund's shareholders. This firm has no direct financial interest or material indirect financial interest in the Fund. Representatives of this firm are not expected to attend the Meeting.

      The following summarizes Price Waterhouse LLP's audit services for the fiscal year ended October 31, 1997: audit of annual financial statements; preparation of the Fund's federal and state income tax returns; preparation of the Fund's federal excise tax return, consultation with the Fund's audit committee; and routine consultation on financial accounting and reporting matters.

      The trustees authorized all services performed by Price Waterhouse LLP. In addition, the trustees annually review the scope of services to be provided by Price Waterhouse LLP and consider the effect, if any, that performance of any non-audit services might have on audit independence.

      An audit committee, consisting of four independent trustees, meets periodically with the Fund's independent accountants to review accounting and reporting requirements.

      THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE FUND'S SHAREHOLDERS VOTE IN FAVOR OF ITEM 2.


ITEM 3:     SHAREHOLDER PROPOSALS

      The Fund has been notified that the following shareholders of the Fund intend to present the proposals set forth below for consideration at the Meeting.

      The address and share ownership of each of the proponents will be furnished by the Secretary of the Fund to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor.

Shareholder Proposal A - Termination of Investment Adviser

Opportunity Partners, L.P. has submitted the following proposal:

      RESOLVED: The Fund's investment advisory agreement with its investment advisor ("INVESCO") shall be terminated.

THE BOARD OF TRUSTEES OF THE FUND RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE REASONS SET FORTH IN "RESPONSES OF THE BOARD OF TRUSTEES TO SHAREHOLDER PROPOSAL A" ON PAGES __ AND __ OF THIS PROXY STATEMENT, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                              SUPPORTING STATEMENT

      The Fund has long traded at a very wide discount to its net asset value ("NAV"). Some measures that other closed-end funds have taken to address a persistent discount include conversion to (or merging with) an open-end fund, conducting tender offers at NAV, or buying shares in the market. Thus far, management has resisted all of these measures. Recently, it has instituted a guaranteed distribution policy which seems to have temporarily narrowed the discount but seems to be inconsistent with the Fund's objective of seeking long-term capital gains by investing in volatile health science equities that pay minimal dividends. Also, management has issued millions of new shares at prices well below NAV. That increased INVESCO's fees but caused the Fund's NAV to fall by 4% in 1996, leading to a lawsuit that is still pending.

      Management will undoubtedly offer many reasons for opposing this proposal, but I believe the real reason is that the Fund is very lucrative to INVESCO which likes to have its advisory fees rolling in year after year like an annuity. Thus, we should not expect it to support any measure that might reduce its fees -- like open-ending.

      Shareholders should note that INVESCO also manages an open-end health sciences fund which is very similar to our Fund. If the NAV of its open-end fund increases by $1 per share, its shareholders are $1 richer. If the NAV of our Fund goes up by $1, we benefit by less than $1. INVESCO, on the other hand, gets the same fees in either case, so it doesn't really "feel our pain."

      The obvious solution to this disparity is to merge our Fund into INVESCO's open-end fund. INVESCO has never proposed such a merger, in my opinion, because allowing shareholders an opportunity to redeem their shares at NAV would threaten its fees. INVESCO's fees should be of no concern to us or to the Board. However, the Trustees of the Fund have a cozy relationship with INVESCO. In fact, the Chairman of the Board is an employee of INVESCO. So how objective can the Board be?

      As I see it, INVESCO is the main impediment to permanently narrowing the Fund's discount. Decide for yourself if the arguments management makes in opposition to this proposal are sincere or self-serving pretexts to preserve its fees. I believe shareholders need an investment advisor who is not averse to managing the Fund as an open-end fund. While passage of this proposal would not result in open-ending the Fund, it would encourage the Board to seek a qualified advisor who would support open-ending. If INVESCO is unwilling to maximize shareholder value, then it deserves to be replaced.

RESPONSE OF THE BOARD OF TRUSTEES TO SHAREHOLDER PROPOSAL A

      The Fund's Board of Trustees, a majority of which has no relationship with INVESCO other than serving as independent Trustees of certain of its Funds, emphatically disagrees with Shareholder Proposal A, and urges you to vote AGAINST it. The Board believes that this proposal is NOT in the best interests of the Fund's shareholders. The president of the general partner of Opportunity Partners, L.P. is Phillip Goldstein. Mr. Goldstein is known for his efforts to "open-end" closed-end funds. Mr. Goldstein urges Fund shareholders to support his proposal in order to eliminate the discount from net asset value at which the Fund's shares have traded. However, simply put, terminating the Fund's investment advisory agreement with INVESCO, by itself, will have absolutely no effect on the price at which Fund shares trade in the market. (For the Board's rationale supporting its attempts to address the discount issue see the RESPONSE OF THE BOARD OF TRUSTEES TO SHAREHOLDER PROPOSAL B contained on pages __ - __ of this proxy statement.)

      The issue of whether INVESCO should be retained as the investment adviser for the Fund is considered annually by the Board of Trustees. When the Trustees last considered this matter on October 6, 1997, they unanimously determined to continue the Fund's investment advisory agreement with INVESCO for another year. Included in the extensive information concerning the Fund's operations that the Trustees considered before making this determination was information comparing the Fund's investment performance to other closed-end and open-end funds having similar investment objectives and policies. After carefully considering the Fund's performance record (see performance data set forth below), the Trustees stated that they were "very pleased" with the investment performance that INVESCO has achieved in managing the Fund's security portfolio, and with the other services that INVESCO is providing the Fund as its investement adviser. Thus, the Board of Trustees strongly believes there is absolutely no reason that the Fund's investment advisory agreement with INVESCO should be terminated, and that the Fund's shareholders should continue to rely on the Trustees' annual review of INVESCO's advisory services for the Fund to determine whether INVESCO should be retained as the Fund's investment adviser.

      The recent investment performance record of the Fund demonstrates that INVESCO has achieved excellent performance in managing the Fund's portfolio. In the Fund's most recent fiscal year, ending October 31, 1997, and for the six-month period ending April 30, 1998, the Fund had total annual returns of 18.60% and 17.26%, respectively, based on net asset value, and 32.98% and 34.72%, respectively, based on market value. It is very important to note that during these periods the Fund's returns compared favorably to the average closed-end and open-end fund returns of 27.70% and 12.70%, respectively, in the Lipper Health/Biotechnology fund category.1

      In fact, beyond the excellent recent performance record of the Fund is the fact that INVESCO has achieved excellent performance for the Fund over the long-term. For the three- and five-year periods ending April 30, 1998, the Fund had average annual returns of 28.92% and 23.18%, respectively, based on net asset value and 38.36% and 24.79%, respectively, based on market value. Again, it is very important to note that during these periods the Fund's returns compared favorably to the average returns for closed-end and open-end funds of 26.11% and 22.48%, respectively, in the Lipper Health/Biotechnology fund category. In addition, the Trustees point out that at the end of the Funds' 1996 and 1997 fiscal years, as a result of the Fund's excellent investment performance over these periods, they were able to approve capital gains dividend distributions amounting to $91,697,000 and $70,500,000, respectively, in the aggregate, resulting in the payment of per share distributions of $4.473 and $2.847 to Fund shareholders.

      ACCORDINGLY, THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" SHAREHOLDER PROPOSAL A, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SHAREHOLDER PROPOSAL B - SHARE TRANSACTIONS AT NET ASSET VALUE

Advantage Partners, L.P. has submitted the following proposal:

      RESOLVED, that shareholders of The Invesco Global Health Sciences Fund ("GHS" or "the fund"), assembled in person and by proxy, recommend that the Board of Trustees expedite the process to ensure fund shares can be purchased/sold at net asset value (NAV) daily. Suggested alternatives include 1) conversion to an open-end investment company; or 2) a merger with Invesco's existing open-end Health Sciences Fund.

--------
      1The Lipper Health/Biotechnology Fund category consists of _____ open-end and closed-end funds which invest primarily in biotechnology and health care companies, and is a component of the Lipper Mutual Fund Industry Average, which is an average performance level of all mutual funds by category, as reported by Lipper Analytical Services of New York.

THE BOARD OF TRUSTEES OF THE FUND RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE. (PLEASE SEE RESPONSE OF THE BOARD OF TRUSTEES TO SHAREHOLDER PROPOSAL B, WHICH FOLLOWS THE NEXT SUPPORTING STATEMENT IN THIS PROXY STATEMENT.)

                              SUPPORTING STATEMENT

      In terms of shareholder returns, the closed-end structure has exacted more costs than benefits over the fund's nearly six-year life. Your vote FOR this proposal will be a vote to eliminate the wide discount to NAV at which fund shares have persistently traded.

      The benefits of open-ending far outweigh the detrimental cost caused by a 20% discount: A 25.0% BENEFIT VS. LESS THAN A 0.3% ON-GOING ANNUAL COST. ONE-TIME CONVERSION COSTS (approximately 0.15% of NAV), and on-going incremental expenses (probably 0.1%-0.3% annually) are inconsequential in relation to the 25.0% price improvement that shareholders would receive as the share price converges with NAV. Unless your investment horizon for this fund is several decades, it is difficult to ignore this performance tradeoff. The 20% discount level highlighted throughout this shareholder proposal represents the average discount over the THREE-YEAR PERIOD prior to the submission of this proposal in August 1997. The discount actually stood at an even wider 21.1% on August 22, 1997, the day the proposal was submitted.

      LONG-TERM SHAREHOLDERS continue to be penalized the most by the closed-end structure. This conclusion comes from more than 10 years of investing professionally in closed-end funds. Development OF A PERSISTENT DISCOUNT HAS COST SHAREHOLDERS APPROXIMATELY $100 MILLION in relation to NAV performance. The discount has languished hear the 20% level for several years with little reprieve.

      The discount problem gets worse for long-term shareholders as time goes on and NAV continues to grow. The insidious nature of a 20% discount is manifested in a 40% performance gap when NAV doubles for original, long-term shareholders. This means shareholders earn only a 60% return while the NAV appreciates 100% from inception. GHS, as a closed-end fund, is following this morbid scenario -- some reward for your loyalty. If you purchased shares in the open market, you merely inherited the $100 million plight of the original shareholders.

      The closed-end format was worth trying, but perpetuating this structure when cumulative shareholder returns are consistently impaired by the discount makes little sense to us. As an open-end fund, shareholders could redeem at NAV, an option not currently available to shareholders.

      Review the graph on page 6 of the latest semi-annual report, dated April 30, 1997, which clearly shows that the fund's benchmark, the S&P Healthcare Composite Index has far out paced fund share price. GHS has been below average as an investment in comparison to its performance yardstick.

      The Board has resisted taking action on suggestions by shareholders over the years to open-end the fund without providing any economic justification. In our opinion this is because the economics favoring open-ending are overwhelming for shareholders, whereas retaining the closed-end structure provides more certainty that management can continue collecting approximately $5 million in fees annually. We urge you to see through the arguments that are made to oppose our proposal.

      Vote for your best interests not management's - Vote FOR this proposal.

RESPONSE OF THE BOARD OF TRUSTEES TO SHAREHOLDER PROPOSAL B

    The Fund's Board of Trustees, a majority of which has no relationship with INVESCO other than serving as independent Trustees of certain of its Funds, emphatically disagrees with the foregoing shareholder proposal and urges you vote AGAINST it. The Board believes that this proposal is not in the best interest of the Fund's shareholders. The general partner of Advantage Partners, L.P. is Adam Shapiro. Mr. Shapiro and Advantage Partners, L.P. are known for seeking short-term profits as a result of buying shares of closed-end funds at a discount, attempting to get the Boards of these closed-end funds to take specific corporate action (for example, merging with another open-end fund) to lower the discount and then selling their shares.

      The Board of Trustees recognizes that "open-ending" would provide a one-time, incremental benefit, through arbitraging the discount between the Fund's net asset value and its market value. But that view is extremely short-sighted, and assumes that most of the shareholders in the Fund are arbitragers, rather than investors. The Board believes that most of the Fund's shareholders are investors whose interests and time frames extend well beyond making a one-time buck.

      Investors in the Fund with a long-term time horizon have not been disappointed. The investment performance of the Fund is set forth on page __ of this proxy statement. The Fund's performance has been excellent, and has produced healthy returns for the Fund's shareholders. In fact, $10,000 invested in Fund shares in its initial public offering of shares on January 16, 1992, assuming reinvestment of all capital gains dividend distributions in additional Fund shares, would have been worth $22,654.59 on the basis of share net asset value, and $20,644.15 on the basis of share market value, on April 30, 1998.

      The proponents of open-ending argue that it is a sure way of eliminating the discount. But this approach is a blunt instrument; it will eliminate the discount, but it will also eliminate any possibility that shares of the Fund could trade at a premium. During the last eighteen months, the Fund's shares have traded at a discount of between ___% and ___% to net asset value, significantly below previous levels.

      Those who short-sightedly urge open-ending of the Fund conveniently forget some facts. For example, investors know that closed-end funds usually trade at a discount. Why would an investor buy a fund that trades at a discount to its net asset value? The answer is that investors hope to receive a higher invest-ment return from a closed-end fund than they could from an open-end mutual fund that has significantly greater restrictions on its investments and management techniques. For example, operating as a closed-end fund permits, but does not require, the Fund to invest a much greater percentage of its assets in private placement offerings (up to 25% of its total assets), than it could if it operated as an open-end mutual fund. In addition, operating as a closed-end fund permits, but does not require, the Fund to utilize investment techniques (e.g., short sales of securities and hedging) that would be greatly restricted or prohibited if it operated as an open-end mutual fund.

      The Board of Trustees has periodically considered ways to reduce the discount without destroying the basic nature and investment flexibility of the Fund. As a result of these considerations, on October 6, 1997, the Trustees approved a fixed distribution policy, with quarterly payments that total 10% of the net asset value of the Fund each year. SINCE ANNOUNCING THE PLAN TO IMPLEMENT THE FUND'S FIXED DISTRIBUTION POLICY, THE FUND'S SHARE PRICE DISCOUNT FROM NET ASSET VALUE HAS BEEN REDUCED FROM 18.53% ON OCTOBER 31, 1997 TO 8.19% ON JUNE 3, 1998. THIS IS ONE OF THE LOWEST SHARE MARKET DISCOUNTS OF CLOSED-END FUNDS HAVING SIMILAR INVESTMENT POLICIES TO THOSE OF THE FUND. This clearly is a significant reduction in the discount. If the experience of other closed-end funds with similar policies is any indication, there is an excellent chance that the fixed distribution policy will help keep the Fund's discount at a lower level that it has been at historically. The Board of Trustees has expressed its intention to continue to work toward narrowing the discount consistent with the best interests of Fund shareholders.

      The proponents of open-ending the Fund imply with their proposals that shareholders of the Fund have had no choice of alternative investment vehicles. To the contrary, the shareholders of the Fund have had a meaningful investment choice, and made it when they purchased Fund shares. Had shareholders wished to invest in an open-end mutual fund, they could have easily invested in INVESCO's Strategic Health Sciences Fund, an open-end mutual fund that already had a five-year track record at the time the Fund was launched. For that matter, they could have invested in any number of non-INVESCO open-end health care sector mutual funds. The Fund was established as an alternative to these open-end mutual funds. As noted above, it was designed to have greater flexibility in both investments and management techniques than an open-end mutual fund. In part this flexibility derives from the absence of investment restrictions that are imposed on open-end mutual funds, and in part it comes from the assurance that Fund assets will not dramatically increase or decrease because of unexpected, sudden new purchases or redemptions of its shares.

      The Board of Trustees believes that the Fund's shareholders have made their choice to invest in the Fund rather than an open-end alternative because they have recognized the possibility of additional investment returns due to the investment flexibility that the Fund has, which open-end mutual funds cannot match. Investors in the Fund have recognized this from the time that it commenced operations in 1992. Messrs. Goldstein and Shapiro have ignored this reality to mask their true goal: to achieve a short-term arbitrage profit for themselves even though it would eliminate the market choice for other investors, including most of the shareholders of the Fund.

ACCORDINGLY, THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" SHAREHOLDER PROPOSAL B, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                 OTHER BUSINESS

      The management of the Fund has no business to bring before the Meeting other than the matters described above. Should any other business be presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

      Proposals of shareholders which may be properly included in the proxy solicitation material for the 1999 annual meeting of the shareholders of the Fund must be received by the Secretary of the Fund, 7800 East Union Avenue, Denver, Colorado 80237, no later than November 22, 1998.

                            By Order of the Trustees,


                            Glen A. Payne
                            Secretary

________ __, 1998

    TO BE SURE YOU ARE REPRESENTED, PLEASE SIGN, DATE AND RETURN PROMPTLY.

                       INVESCO GLOBAL HEALTH SCIENCES FUND

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            ---------------------

The undersigned hereby appoints Fred Deering, Hubert L. Harris and Glen A. Payne, and each of them, proxy for the undersigned, with the power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Shareholders of INVESCO Global Health Sciences Fund (the "Fund"), to be held at
--------------------------------------------
_____________________________________________,   Denver,   Colorado  _______  on
_______,  ____________________,  1998 at _______ _.m. (Mountain Time) and at any
adjournment thereof, upon the matters set forth below, all in accordance with and as more fully described in the Notice of Annual Meeting and Proxy Statement, dated ____________________, 1998, receipt of which is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES, WHICH RECOMMENDS
A VOTE "FOR":

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS [X]

1. Proposal to elect Larry Soll, Ph.D. to serve as the Class B trustee of the Fund until the annual meeting of shareholders in 2001 and until his successor is elected and qualified.

                                 Vote on Trustee
                       For [__] Against [__] Abstain [__]

2. Proposal to ratify the selection of Price Waterhouse LLP as independent accountants for the Fund for the fiscal year ending October 31, 1998.

                                Vote on Proposal
                       For [__] Against [__] Abstain [__]

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "AGAINST":

3A. Shareholder proposal to terminate the Fund's investment advisory agreement with its investment advisor (INVESCO).

                          Vote on Shareholder Proposal
                       For [__] Against [__] Abstain [__]

3B. Shareholder proposal to recommend that the Board of Trustees either convert the Fund to an open-end mutual fund or merge the Fund with an existing open-end mutual fund.

                          Vote on Shareholder Proposal
                       For [__] Against [__] Abstain [__]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3A AND 3B.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING
ENVELOPE AS SOON AS POSSIBLE.  THANK YOU.

--------------------------------------------------------------------------------
Signature                     Signature                     Date
                              (Joint Owners)

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.